EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 2003 relating to the financial statements, which appears in Indevus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

May 27, 2004